Cordia Selects Donnelley Marketing / infoUSA Database to Fuel New Customer Acquisition Strategy

Orlando, Florida (October 10, 2005) – Cordia Corporation (OTCBB: CORG) today announced that it has selected Donnelley Marketing Inc, an infoUSA (NASDAQ: IUSA) company, as a primary direct marketing information and services provider. Donnelley Marketing will provide Cordia Communications Corp., Cordia Corporation’s telecommunications operating entity, with detailed consumer and business data for analytical and multi-channel marketing initiatives. The selection of Donnelley gives Cordia access to consumer and business data that is comprehensive and current. Recent independent studies in the fourth quarter of 2004, and in the second quarter of 2005, reveal that the Donnelley DQI consumer database has the highest deliverability and telephone contact rates, in addition to the best overall U.S. residential phone and household demographic coverage in the industry. Key quality metrics on the Donnelley business database are equally strong.

“As we position ourselves for a strong and sustainable growth trajectory, the information Donnelley gives us serves as a foundation as we build our analytical programs and develop new customer acquisition efforts” said Kevin Griffo, President of Cordia Corporation.

“We are glad to have the opportunity to play an ongoing role as marketing partner in the Cordia success story” said David Gary, Vice President for Donnelley Marketing.

This release contains forward-looking statements that involve risks and uncertainties. Cordia's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, availability of management; availability, terms, and deployment of capital; Cordia's ability to successfully market its services to current and new customers, generate customer demand for its product and services in the geographical areas in which Cordia can operate, access new markets, all in a timely manner, at reasonable cost and on satisfactory terms and conditions, as well as regulatory, legislative and judicial developments that could cause actual results to vary in such forward-looking statements.

About Donnelley Marketing, Inc.

Founded in 1917, Donnelley Marketing (an infoUSA company) is one of the nation's leading providers of direct marketing solutions. Donnelley offers its clients integrated, time-sensitive solutions to build and maintain one-to-one customer relationships. These solutions include the industry's most accurate and comprehensive business and consumer marketing information databases, processing services, database marketing solutions, and e-mail marketing services. Donnelley serves clients in the e-commerce, financial services, merchant (catalog/retail), telecommunications, insurance, and packaged goods industries. These clients leverage Donnelley’s products and services for direct marketing, telemarketing, sales and marketing planning, lead generation, customer analysis and eCRM/CRM applications.

About infoUSA, Inc.

infoUSA (NASDAQ: IUSA), founded in 1972, is the leading provider of business and consumer information products, database marketing services, data processing services and sales and marketing solutions. Content is the essential ingredient in every marketing program, and infoUSA has the most comprehensive data in the industry, and is the only company to own a proprietary database of 200 million consumers and 14 million businesses under one roof. The infoUSA database powers the directory services of the top Internet traffic-generating sites. Nearly 4 million customers use infoUSA's products and services to find new customers, grow their sales, and for other direct marketing, telemarketing, customer analysis and credit reference purposes. infoUSA headquarters are located at 5711 S. 86th Circle, Omaha, NE 68127

About Cordia Corporation

Cordia Corporation develops and provides industry specific applications, solutions and services. Cordia’s primary operations are currently concentrated in the telecommunications industry through its operating subsidiary, Cordia Communications Corp. In addition to retail and wholesale telecommunications services, Cordia also provides a suite of proprietary Web-based software and outsourced services it refers to as “UNE-P in a Box” that permit competitive local and long distance telecommunications providers to rapidly introduce local and long distance services.

Contact:

     Cordia Corp

     Kevin Griffo, 866-777-7777

     kgriffo@cordiacorp.com

Or

     Investors:

     Alliance Advisors, LLC

     Alan Sheinwald, 914-244-0062

     asheinwald@allianceadvisors.net